Exhibit 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), John M. Starcher, Jr. and Gary S. Bryant, the Interim President and Chief Executive Officer and the Senior Vice President and Interim Chief Financial Officer, respectively, of Health Management Associates, Inc. (the “Company”), certify that (i) the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the Company’s financial condition and results of operations.

/s/ John M. Starcher, Jr.
John M. Starcher, Jr.
Interim President and Chief Executive Officer
(Principal Executive Officer)
Date: November 13, 2013

/s/ Gary S. Bryant
Gary S. Bryant
Senior Vice President and Interim Chief Financial Officer
(Principal Financial Officer)
Date: November 13, 2013

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.